CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 8, 2011, relating to the financial statements and financial highlights which appears in the February 28, 2011 Annual Report to Shareholders of Systematic Value Fund and Systematic Mid Cap Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

Philadelphia, Pennsylvania

June 28th, 2011